UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 17, 2012, Powerwave Technologies, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting.”) Of the 31,770,931 shares of the Company’s common stock (“Common Stock,”) issued, outstanding and entitled to vote at the Annual Meeting, the holders of 26,978,816 shares of Common Stock were present in person or by proxy. The Annual Meeting was held for the following purposes:

Proposal 1

To elect each of the following seven director nominees to serve on the Company’s Board of Directors until the next annual meeting of shareholders or until their successors are duly elected and qualified. The affirmative vote of a plurality of the votes cast at the Annual Meeting was required for the election of the director nominees. Each of the seven director nominees was elected at the Annual Meeting. The vote for each director nominee was as follows:

	For	Withheld	Broker Non-Votes
Moiz M. Beguwala	7,943,284	3,014,270	16,021,262
Ken J. Bradley	7,968,907	2,988,647	16,021,262
Richard Burns	7,664,298	3,293,256	16,021,262
Ronald J. Buschur	7,714,297	3,243,257	16,021,262
David L. George	7,951,895	3,005,659	16,021,262
Eugene L. Goda	7,925,377	3,032,177	16,021,262
Carl W. Neun	7,985,030	2,972,524	16,021,262

Proposal 2

To hold a non-binding advisory vote on the approval of the compensation of the Company’s named executive officers. This proposal was approved by a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,125,452	3,790,441	41,661	16,021,262

Proposal 3

To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012. This proposal was approved by a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting in person or by proxy. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
25,401,485	1,338,225	239,106	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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